Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

WORTHINGTON STEEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Shares, without par value (“Common Shares”)(1)(2)	Other(3)	225,000(1)(2)	$25.00(3)	$5,625,000(3)	$147.60 per $1,000,000	$830.25

Other	Deferred Compensation Obligations(4)	Other(5)	$5,000,000(4)	100%	$5,000,000(5)	$147.60 per $1,000,000	$738.00

Total Offering Amounts					$10,625,000		$1,568.25

Total Fee Offsets(6)							—

Net Fee Due							$1,568.25

(1)

Represents the maximum number of Common Shares that are expected to be distributed in respect of Deferred Compensation Obligations treated as credited to the theoretical Common Shares option in the bookkeeping accounts of participants in the Worthington Steel, Inc. Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”) and to be distributed in the form of whole Common Shares.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate number of additional Common Shares that may become distributable under the Directors Deferred Compensation Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction or adjustment affecting the Common Shares of Worthington Steel, Inc. (the “Registrant”).

(3)

Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) and Rule 457(h) under the 1933 Act, based on $25.00, which was the only sales price per Common Share of the Registrant on the “when-issued” trading market as reported on the New York Stock Exchange on November 28, 2023.

(4)

The Deferred Compensation Obligations under the Directors Deferred Compensation Plan are unsecured obligations of the Registrant to make payments in the future in accordance with the terms of the Directors Deferred Compensation Plan.

(5)

Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the 1933 Act, based upon an estimate of the amount of directors’ fees participants may defer under the Directors Deferred Compensation Plan.

(6)	The Registrant does not have any fee offsets to be claimed.